     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2001
                                                  REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                ELECTROGLAS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            77-0336101
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                          6024 SILVER CREEK VALLEY ROAD
                               SAN JOSE, CA 95138
                                 (408) 528-3000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

        ELECTROGLAS, INC. 2001 NON-OFFICER EMPLOYEE STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                                THOMAS E. BRUNTON
    VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER, TREASURER AND SECRETARY
                                ELECTROGLAS, INC.
                          6024 SILVER CREEK VALLEY ROAD
                               SAN JOSE, CA 95138
                                 (408) 528-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)

                                 ---------------

                                    Copy to:

                            WILLIAM D. SHERMAN, ESQ.
                             MORRISON & FOERSTER LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (415) 813-5600

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

  ===================================================================================================================
                                                              MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO        OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
          TO BE REGISTERED             BE REGISTERED       PER SHARE(1)             PRICE(1)               FEE
  ---------------------------------- ------------------ -------------------- ------------------------ ---------------
  Common Stock, $.01
  par value per share..........        1,300,000              $15.99             $20,787,000                $5,197
  ===================================================================================================================

  (1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices reported on the Nasdaq National Market on August 13, 2001.

         In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

         3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 23, 1993.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the GCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article IX of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL. Among other things, these provisions provide indemnification for officer and directors against liabilities for judgements in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

         In addition, the Company has entered, or intends to enter, into indemnification agreements with its directors and certain of its officers. In general, these indemnification agreements require the Company to indemnify such persons against certain liabilities, expenses, judgements, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director and/or an officer of the Company or any of its affiliated enterprises. Such indemnification agreements also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

          5.1     Opinion of Morrison & Foerster LLP

         23.1     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2     Consent of Ernst & Young LLP, Independent Auditors

         24.1     Power of Attorney (see Signature Page)


ITEM 9. UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee plan's annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Electroglas, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 16, 2001.

                                     ELECTROGLAS, INC

                                     By:  /s/ Curtis S. Wozniak
                                        ---------------------------------
                                        Curtis S. Wozniak
                                        Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Curtis S. Wozniak and Thomas E. Brunton, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                      Capacity                       Date
---------                                      --------                       ----
/s/ Curtis S. Wozniak                          Chief Executive Officer and    August 16, 2001
--------------------------------------         Director and Chairman
    Curtis S. Wozniak                          (Principal Executive
                                               Officer)

Signature                                      Capacity                       Date
---------                                      --------                       ----
/s/ Thomas E. Brunton                          Vice President, Finance,       August 16, 2001
--------------------------------------         Chief Financial Officer,
Thomas E. Brunton                              Treasurer and Secretary
                                               (Principal Financial and
                                               Accounting Officer)

/s/ Neil R. Bonke                              Director                       August 16, 2001
--------------------------------------
    Neil R. Bonke

/s/ Roger D. Emerik                            Director                       August 16, 2001
--------------------------------------
    Roger D. Emerick

/s/ Robert J. Frankenberg                      Director                       August 16, 2001
--------------------------------------
    Robert J. Frankenberg

/s/ Mel Friedman                               Director                       August 16, 2001
----------------------------------------
    Mel Friedman

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DOCUMENT
-------                             --------
    5.1           Opinion of Morrison & Foerster LLP

   23.1           Consent of Counsel (included in Exhibit 5.1)

   23.2           Consent of Ernst & Young LLP, Independent
                  Auditors

   24.1           Power of Attorney (see Signature Page)